UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
May 12, 2008 (May 12, 2008)
TARGA RESOURCES PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office and Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On May 12, 2008, Targa Resources Partners LP (the “Partnership”) issued a press release regarding its financial results for the three months ended March 31, 2008. A conference call to discuss the Partnership’s first quarter results is scheduled for 11:30 a.m. Eastern time on Monday, May 12, 2008. The conference call will be webcast live and a replay of the webcast will be available through the Investors section of the Partnership’s web site (http://www.targaresources.com) until May 26, 2008. A copy of the earnings press release is filed as Exhibit 99.1 to this report, which is hereby incorporated by reference into this Item 2.02.
     The press release and accompanying schedules and/or the conference call discussions include the non-generally accepted accounting principles, or non-GAAP, financial measures of distributable cash flow, operating margin and Adjusted EBITDA. The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income (loss) or any other GAAP measure of liquidity or financial performance
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits

Exhibit
Number	Description
Exhibit 99.1	Targa Resources Partners LP Press Release dated May 12, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC, its general partner

Dated: May 12, 2008	By:	/s/ Jeffrey J. McParland Jeffrey J. McParland
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 99.1	Targa Resources Partners LP Press Release dated May 12, 2008.